UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2023

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4275 EXECUTIVE SQUARE,
SUITE 300, LA JOLLA, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.001 par value	MNOV	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2023, the Board of Directors (the “Board”) of MediciNova, Inc. (the “Company”) appointed Nicole Lemerond as a member of the Board, effective immediately, filling an existing vacancy on the Board. Ms. Lemerond will serve as a Class I director whose term of office expires at the Company’s 2026 Annual Meeting of Stockholders.. The Board also appointed Ms. Lemerond to each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Ms. Lemerond is a financial executive with over 25 years of experience in investment management, private equity, investment banking, mergers/acquisitions, and leveraged finance, most recently serving as Managing Partner of NV Capital from February 2010 to August 2022. She has significant experience executing complex transactions, investing in healthcare companies, raising capital and structuring balance sheets. Her breadth of industry expertise includes providers, payors, medical device manufacturers, HCIT providers, pharmaceutical and life sciences companies. Ms. Lemerond also serves as a director for InMed Pharmaceuticals, Inc. and GeoVax, Inc. Throughout her career, she established and led healthcare groups at leading investment firms and has also worked at several large financial institutions, including Lehman Brothers and The Carlyle Group. Ms. Lemerond holds a Bachelor of Science degree from Cornell University and is a CFA charter holder.

In accordance with the Company’s non-employee director compensation policy, Ms. Lemerond will receive a pro rata portion of the annual retainer, paid quarterly. In addition, Ms. Lemerond was granted an option to purchase 18,333 shares of the Company’s common stock, with such options to vest in equal installments on September 30, 2023, December 31, 2023, March 31, 2024, and June 30, 2024, subject to her continued service through such vesting date. Ms. Lemerond will also enter into the Company’s standard form of indemnification agreement.

There are no family relationships between Ms. Lemerond and any of the Company’s directors or executive officers and Ms. Lemerond does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There were no arrangements or understandings by which Ms. Lemerond was named a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

	By:	/s/ Yuichi Iwaki
Yuichi Iwaki
President and Chief Executive Officer

Date: August 7, 2023